Exhibit 3.2

AKILI, INC.
(Delaware)

AMENDED AND RESTATED BYLAWS
(adopted effective as of July 2, 2024)

ARTICLE I

Offices

Section 1.1
Registered Office. The corporation shall maintain a registered office and registered agent in the State of Delaware. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 1.2
Other Offices. The corporation may also have offices at such other places both within or outside the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.3
Books and Records. Books and records of the corporation may be kept at the corporation’s headquarters or such other location or locations, with or outside the State of Delaware, as may from time to time be designated by the board of directors.

ARTICLE II

Stockholders

Section 2.1
Action by Consent Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.2
Annual Elections. An annual election of directors shall be held either by written consent of stockholders without a meeting, under Section 2.1 of these bylaws, or at a meeting at such time as shall be determined by resolution of the board of directors, and duly called to be held at such hour and place either within or without the State of Delaware as may be stated in the call and notice.

Section 2.3
Special Meetings. Special meetings of stockholders may be held upon call of the president or a majority of the board of directors (and shall be called by the secretary upon written request, stating the purpose of the meeting, of stockholders who together own of record 25% of the outstanding stock of any class entitled to vote at such meeting), at such time and place either within or without the state of Delaware as may be stated in the call and notice.

Section 2.4
Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 2.5
Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meetings. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.9 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.6
Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders present in person or by proxy of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if entitled to vote together as a single class upon a particular election or question. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.5 of these bylaws until a quorum shall attend.

Section 2.7
Organization. Meetings of stockholders shall be presided over by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8
Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each such stockholder may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; but voting on other questions by stockholders need not be by ballot and need not be conducted by inspectors. A plurality of the votes cast shall be sufficient for election of directors by stockholders. Unless otherwise provided by law, the certificate of incorporation or these bylaws, or a resolution of the board of directors, all other questions shall be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at a meeting, or by written consent without a meeting of the number of votes required by Section 2.1 of these bylaws.

Section 2.9
Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent is expressed. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE III

Board of Directors

Section 3.1
Management of Affairs of Corporation. The property and business of the corporation shall be managed by or under the direction of its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not reserved exclusively to the stockholders by law, the certificate of incorporation or these bylaws.

Section 3.2
Number; Qualifications. The board of directors shall consist of one or more members. The number of directors shall be such as may be fixed from time to time either by stockholder action or by resolution of the board of directors.

Section 3.3
Election; Resignation; Vacancies. Any director may resign at any time upon written notice to the corporation. Any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director; or by a plurality of the votes cast at a meeting of stockholders; or by consent in writing signed by the holders of outstanding stock having not less than a majority of the votes of such stock. Whether elected at an annual election of directors or to fill an interim vacancy, each director shall hold office until the next succeeding annual election or until his successor is elected and qualified or until his earlier resignation or removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.4
Regular Meetings. Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, and if so determined, notices thereof need not be given.

Section 3.5
Special Meetings. Special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by a quorum of the board of directors. At least two days’ notice thereof shall be given by the person or persons calling the meeting.

Section 3.6
Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.7
Quorum. At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 3.8
Organization. Meeting of the board of directors shall be presided over by the president, or in his absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9
Informal Action by Directors. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board of directors or of such committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board of directors or committee.

ARTICLE IV

Officers

Section 4.1
Executive Officers; Election; Qualifications; Term of Office; Resignations; Vacancies. The board of directors, as soon as practicable after the annual election of directors in each year, shall elect a president, a secretary, and a treasurer or chief financial officer, and it may, if it so determines, elect a chairman of the board of directors who need not be a member. The board of directors may also choose one or more vice presidents or assistant officers. Any offices may be held, and the duties performed, by one and the same person. Each such officer shall hold office until the first meeting, or action by consent without a meeting, of the board of directors after the annual election of directors next succeeding his election, or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer may be removed from office at any time by the affirmative vote of a majority of the members of the board of directors then in office. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting, or by unanimous written consent without a meeting.

Section 4.2
Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time shall be conferred by these bylaws or the board of directors. The president shall, subject to the board of directors, have general direction and supervision of the business operations and affairs of the corporation. The chairman of the board of directors shall have only such powers and authority as may be specifically delegated to him by the board of directors.

ARTICLE V

Stock

Section 5.1
Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent., or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2
Lost, Stolen or Destroyed Stock Certificates, Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3
Transfer of Stock. Upon receipt of proper transfer instructions from the registered owner of shares, such shares shall be cancelled, and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

ARTICLE VI

Indemnification

Section 6.1
Definitions. For purposes of this Article VI:

(a)
“Certificate” means the Certificate of Incorporation of the corporation (as the same may hereafter be amended and/or restated;

(b)
“Corporate Status” describes the status of a person who is serving or has served (i) as a Director, (ii) as an Officer, (iii) as a Non-Officer Employee, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the corporation. For purposes of this Section 6.1(b), a Director, Officer, or Non-Officer Employee who is serving or has served as a director, partner, trustee, officer, employee, or agent of a Subsidiary shall be deemed to be serving at the request of the corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee, or agent of a constituent corporation absorbed in a merger or consolidation transaction with the corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the board of directors or the stockholders of the corporation;

(c)
“DGCL” means the General Corporation Law of the State of Delaware;

(d)
“Director” means any person who serves or has served the corporation as a director on the board of directors; including, for the avoidance of doubt, any person who has served as a director of SCS;

(e)
“Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the corporation who is not and was not a party to such Proceeding;

(f)
“Expenses” means all reasonable, documented and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(g)
“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(h)
“Non-Officer Employee” means any person who serves or has served as an employee or agent of SCS or the corporation, but who is not or was not a Director or Officer;

(i)
“Officer” means any person who serves or has served the corporation as an officer of the corporation appointed by the board of directors, including, for the avoidance of doubt, any person who has served as an officer of SCS;

(j)
“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing, or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative; and

(k)
“SCS” means Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company limited by shares.

(l)
“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the corporation owns (either directly or through or together with one or more Subsidiaries of the corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 6.2
Indemnification of Directors and Officers.

(a)
Subject to the operation of Section 6.4 of this Article VI of these bylaws, each Director and Officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), and to the extent authorized in this Section 6.2.

(1)
Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner that such Director or Officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2)
Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made under this Section 6.2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3)
Survival of Rights. The rights of indemnification provided by this Section 6.2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.

(4)
Actions by Directors or Officers. Notwithstanding the foregoing, the corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the board of directors, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these bylaws in accordance with the provisions set forth herein.

Section 6.3
Indemnification of Non-Officer Employees. Subject to the operation of Section 6.4 of this Article VI of these bylaws, each Non-Officer Employee may, in the discretion of the board of directors, be indemnified by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 6.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors, and administrators. Notwithstanding the foregoing, the corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the board of directors.

Section 6.4
Indemnification for a Successful Defense. To the extent required by Section 145(c)(1) of the DGCL, a current or former Director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) of the corporation who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, shall be indemnified under this Section 6.4 against Expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with such defense. Indemnification under this Section 6.4 shall not be subject to satisfaction of a standard of conduct, and the corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced; provided, however, that any person who is not a current or former Director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.2(a)(1) or Section 6.2(a)(2) only if such Director or officer has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

Section 6.5
Determination. Unless ordered by a court or otherwise required by the DGCL, no indemnification shall be provided pursuant to this Article VI to a Director, Officer or Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made, as selected by the board of directors (except with respect to clause (e) of this Section 6.5) by: (a) a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, (d) by the stockholders of the corporation or (e) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the board of directors, a copy of which shall be delivered to the Director, Officer or Non-Officer Employee seeking indemnification. For purposes of this Section 6.5, a “change of control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the board of directors (the “incumbent board”), cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors.

Section 6.6
Advancement of Expenses to Directors Prior to Final Disposition.

(a)
The corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the board of directors, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these bylaws.

(b)
In any suit brought by the corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such Expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.7
Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)
The corporation may, at the discretion of the board of directors, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)
In any suit brought by the corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such Expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.8
Contractual Nature of Rights.

(a)
The provisions of this Article VI shall be deemed to be a contract between the corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VI is in effect, in consideration of such person’s past or current and any future performance of services for the corporation. Neither amendment, repeal or modification of any provision of this Article VI nor the adoption of any provision of the Certificate inconsistent with this Article VI shall eliminate or reduce any right conferred by this Article VI in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a Proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of Expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a Director or Officer of the corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)
If a claim for indemnification (following final disposition of such Proceeding) or advancement of Expenses hereunder by a Director or Officer is not paid in full by the corporation within thirty (30) days after receipt by the corporation of a written claim and documentation for indemnification or advancement of Expenses, such Director or Officer may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, pursuant to the terms of an undertaking, such Director or Officer shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or advancement of Expenses under this Article VI shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification or advancement claim and shall not create a presumption that such indemnification or advancement is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification or advancement of Expenses shall be on the corporation.

(c)
In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.9
Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article VI shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 6.10
Insurance. The corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, or Non-Officer Employee against any liability of any character asserted against or incurred by the corporation or any such Director, Officer, or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VI.

Section 6.11
Other Indemnification.

(a)
Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, the corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article VI as a result of such person serving, at the request of the corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, any indemnification or advancement of Expenses under this Article VI owed by the corporation as a result of a person serving, at the request of the corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

(b)
The corporation hereby acknowledges that each Director may have certain rights to indemnification, advancement of expenses and/or insurance provided by the stockholder entitled to designate such Director or certain of their respective affiliates (each, an “Other Indemnitor”). The corporation hereby agrees (i) that it is the indemnitor of first resort with respect to the indemnification obligations to a Director pursuant to these bylaws, the Certificate or any other agreement between the corporation and a Director (i.e., such obligations to each Director are primary and any obligation of an Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by each Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of these bylaws, the Certificate or any other agreement between the corporation and a Director, without regard to any rights a Director may have against an Other Indemnitor, and (iii) that it irrevocably waives, relinquishes and releases each Other Indemnitor from any and all claims against such Other Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The corporation further agrees that no advancement or payment by an Other Indemnitor on behalf of a Director with respect to any claim for which such Director has sought indemnification from the corporation shall affect the foregoing and that each Other Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Director against the corporation. The Other Indemnitors are express third party beneficiaries of this Section 6.11. Notwithstanding anything to the contrary herein, the obligations of the corporation under this Section 6.11 shall only apply to Directors in their capacity as Directors.

ARTICLE VII

Miscellaneous

Section 7.1
Fiscal Year. The fiscal year of the corporation shall end December 31 unless otherwise determined by resolution of the board of directors.

Section 7.2
Seal. The corporate seal, if any, shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors.

Section 7.3
Waiver of Notice of Meetings of Stockholders, Directors, and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. The presence of a person at a meeting, or his participation in a telephonic meeting, shall constitute a waiver of notice, except when a person attends a meeting or participates in a telephonic meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called, convened, or initiated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.4
Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the board of directors or by the stockholders of the corporation.